JoS. A. Bank Clothiers Income Increases 52% in FY2003; Company
Expects Net Income to Rise at Least 27% in FY2004

   HAMPSTEAD, Md.--(BUSINESS WIRE)--March 29, 2004--JoS. A. Bank Clothiers, Inc. (Nasdaq National Market:JOSB) announced that its net income for the year ended January 31, 2004 ("FY2003") increased 52% to $16.6 million compared with FY2002 net income of $10.9 million, representing another year of record earnings for the Company. The Company also reported that earnings per share for FY2003 increased 45% to a record $1.49 per share compared with FY2002 earnings per share of $1.03.
   All current and historical earnings per share amounts noted in this news release represent diluted earnings per share adjusted for a 50% stock dividend that was distributed to stockholders on February 18, 2004.
   The Company also announced that it expects net income for the year ending January 29, 2005 (FY2004) to increase to at least $21 million, representing at least a 27% increase over the net income in FY2003. To help support the profit growth, the Company expects to open 55 to 65 stores in FY2004, with at least 20 stores opening in the first half of FY2004 and the remainder opening in the second half.
   "Our increased emphasis on our upscale Signature and Signature
Gold products and our unwavering commitment to quality, service and product innovation have positioned JoS. A. Bank to become the dominant upscale menswear brand in the market," said Robert N. Wildrick, Chief Executive Officer of JoS. A. Bank. "In addition, the decisions we made to invest in inventory last year have paid off better than anticipated," continued Mr. Wildrick.
   The Company also noted that FY2004 has started very well. As such, the Company expects first quarter FY2004 earnings per share, at a minimum, to meet the consensus analyst estimate of $0.27 per share, which would represent a minimum of a 35% increase compared with earnings per share of $0.20 in the first quarter of FY2003.
   The Company previously reported record sales for the fourth quarter and fiscal year ended January 31, 2004. Total sales for the fourth quarter ended January 31, 2004 increased 30% to $100.9 million compared with sales of $77.9 million in the comparable prior year period. Total sales for the year ended January 31, 2004 (FY2003) increased 23% to $299.7 million compared with sales of $243.4 million in FY2002. Comparable store sales increased 10.7% in the fourth quarter and 8.2% in FY2003, while combined catalog and internet sales increased 15.6% and 16.8%, respectively, in the fourth quarter and fiscal year.
   A conference call to discuss this earnings press release will be held today, Monday, March 29, 2004 at 11:00 a.m. Eastern Time (EST). To participate in the call today please dial 888-428-4479 at least five minutes before 11:00 a.m. EST. A replay of the conference call will be available until April 6, 2004 at 11:59 p.m. EST by dialing
(USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 719729.
   JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 214 stores in 35 states and the District of Columbia, a nationwide catalog, and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the Nasdaq National Market under the symbol "JOSB".

   The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition such as risks associated with economic, weather, public health and other factors affecting consumer spending, the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the market price of key raw materials such as wool and cotton, availability of lease sites for new stores, the ability to source product from its global supplier base and other competitive factors. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates, and assumes no obligation to update any of the forward-looking statements. These risks should be carefully reviewed before making any investment decision.

                     JoS. A. Bank Clothiers, Inc.
                   Consolidated Statements of Income
Fourth Quarters and Years Ended February 1, 2003 and January 31, 2004
           (in thousands, except earnings per share amounts)


                                  Fourth Quarter       Fiscal Year
                                ------------------ -------------------
                                  2002      2003     2002      2003
                                -------- --------- --------- ---------

Net sales                       $77,942  $100,938  $243,436  $299,663
                                -------- --------- --------- ---------

Gross profit                     44,325    59,992   133,600   172,299
Operating expenses:
   General and administrative     6,438     8,689    24,310    30,554
   Sales and marketing           26,499    33,840    89,015   109,699
   Store opening costs              127       321       528     1,539
                                -------- --------- --------- ---------

     Operating income            11,261    17,142    19,747    30,507

Interest expense, net               263       472     1,098     1,623
                                -------- --------- --------- ---------

Income before provision for
 income taxes                    10,998    16,670    18,649    28,884
Provision for income taxes        4,588     7,090     7,702    12,281
                                -------- --------- --------- ---------

Net income                       $6,410    $9,580   $10,947   $16,603
                                ======== ========= ========= =========

Earnings per share (1)
Net income
     Basic                        $0.69     $0.91     $1.19     $1.69
     Diluted                      $0.59     $0.85     $1.03     $1.49
Weighted average number of
 shares outstanding
     Basic                        9,297    10,500     9,225     9,798
     Diluted                     10,814    11,256    10,587    11,106

(1) On January 13, 2004, the Company's Board of Directors declared a 50% common stock dividend payable, on February 18, 2004 to stockholders of record as of January 30, 2004. All weighted average share and per share amounts have been adjusted to reflect the stock dividend.


                      JoS. A. Bank Clothiers, Inc
                      Consolidated Balance Sheets
                 February 1, 2003 and January 31, 2004
                            (in thousands)


                                                       As of
                                             -------------------------
                                             February 1,   January 31,
                                                2003          2004
                                             ------------- -----------
ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                       $8,389        $875
   Accounts receivable                              2,830       4,201
   Inventories:
      Finished goods                               69,311     109,136
      Raw materials                                 8,945      11,652
                                             ------------- -----------
     Total inventories                             78,256     120,788
   Prepaid expenses and other current assets        7,071      10,323
   Deferred income taxes                               54          --
                                             ------------- -----------
     Total current assets                          96,600     136,187

NONCURRENT ASSETS:
   Property, plant and equipment, net              37,238      47,401
   Deferred financing and other non-current
    assets                                            874       1,235
   Deferred income taxes                            1,420       1,688
                                             ------------- -----------
     Total assets                                $136,132    $186,511
                                             ============= ===========


LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                               $29,373     $28,748
   Accrued expenses                                24,143      32,677
   Current portion of long-term debt                1,195       1,245
   Deferred income taxes                               --       1,308
                                             ------------- -----------
     Total current liabilities                     54,711      63,978

NONCURRENT LIABILITIES:
   Long term debt, excluding current portion        9,324      28,618
   Non-current lease obligations                    3,684       5,213
   Other non-current liabilities                    2,765       1,200
                                             ------------- -----------
     Total liabilities                             70,484      99,009
                                             ------------- -----------

STOCKHOLDERS' EQUITY:
   Common stock                                       110         121
   Additional paid-in capital                      58,968      64,208
   Retained earnings                               11,628      28,231
   Treasury stock                                  (5,058)     (5,058)
                                             ------------- -----------
     Total stockholders' equity                    65,648      87,502
                                             ------------- -----------
     Total liabilities and stockholders'
      equity                                     $136,132    $186,511
                                             ============= ===========



                      JoS. A. Bank Clothiers, Inc
                 Consolidated Statements of Cash Flows
      Fourth Quarters and Years Ended February 1, 2003 (2002) and
                        January 31, 2004 (2003)
                            (in thousands)


                                 Fourth Quarter        Fiscal Year
                              -------------------- -------------------
                                 2002      2003      2002      2003
                              ----------- -------- --------- ---------

Cash flows from operating
 activities:
  Net income                      $6,410   $9,580   $10,947   $16,603
  Adjustments to reconcile
   net income to net cash
   provided by (used in)
   operating activities:
   Deferred income taxes           2,313    1,094     2,313     1,094
   Depreciation and
    amortization                   1,498    2,433     5,642     7,575
   Loss on disposals of
    property                          50       29        50        29
   Income tax benefit from
    exercise of non-qualified
    stock options                    667    1,281       667     1,528
   Changes in assets and
    liabilities:
   (Increase) decrease in
    accounts receivable            2,041    2,173      (466)   (1,371)
   (Increase) decrease in
    inventories                   (1,090)   8,790   (13,614)  (42,532)
   Increase in prepaid
    expenses and other assets       (692)  (1,952)   (1,296)   (3,653)
   Increase (decrease) in
    accounts payable               2,361   (6,571)   12,845      (625)
   Increase in accrued
    expenses                       1,563    7,948     2,114     8,534
   (Decrease) increase in
    other non-current
    liabilities                      987      (36)      987       (36)
                              ----------- -------- --------- ---------
     Net cash provided by
      (used in) operating
      activities                  16,108   24,769    20,189   (12,854)
                              ----------- -------- --------- ---------
Cash flows from investing
 activities:
  Capital expenditures            (1,225)  (5,013)   (8,290)  (17,727)
                              ----------- -------- --------- ---------
     Net cash used in
      investing activities        (1,225)  (5,013)   (8,290)  (17,727)
                              ----------- -------- --------- ---------
Cash flows from financing
 activities:
  Borrowings under long-term
   credit facility                 3,208   15,702    40,412    87,165
  Repayment under long-term
   credit facility                (9,621) (34,983)  (50,190)  (66,688)
  Borrowings of other long-
   term debt                          --       --     4,675        --
  Repayment of other long-
   term debt                        (316)    (249)   (1,016)   (1,133)
  Net proceeds from issuance
   of common stock                  (671)      67     1,782     3,723
                              ----------- -------- --------- ---------
     Net cash (used in)
      provided by financing
      activities                  (7,400) (19,463)   (4,337)   23,067
                              ----------- -------- --------- ---------
     Net increase (decrease)
      in cash and cash
      equivalents                  7,483      293     7,562    (7,514)

Cash and cash equivalents,
 beginning of period                 906      582       827     8,389
                              ----------- -------- --------- ---------
Cash and cash equivalents,
 end of period                    $8,389     $875    $8,389      $875
                              =========== ======== ========= =========


    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead
             David E. Ullman, EVP/CFO, 410-239-5715
                 or
             RJ Falkner and Company, Inc.
             Investor Relations Counsel
             R. Jerry Falkner, CFA, 800-377-9893
             info@rjfalkner.com
             E-commerce Address for JoS. A. Bank Clothiers, Inc.:
             www.josbank.com